                                                                    Exhibit 3.B.


                  [Sutherland Asbill & Brennan LLP Letterhead]



                                 April 24, 2000



Board of Directors

Provident Mutual Life Insurance Company
1050 Westlakes Drive
Berwyn, PA  19312

         RE: PROVIDENT MUTUAL LIFE INSURANCE COMPANY PROVIDENT MUTUAL VARIABLE LIFE SEPARATE ACCOUNT FILE NO. 33-2625

Directors:


                  We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of the Post-Effective Amendment No. 20 of the Registration Statement on Form S-6 for Provident Mutual Variable Life Separate Account (File No. 33-2625). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                    Sincerely,

                                    SUTHERLAND ASBILL & BRENNAN LLP




                                    By:      /s/ Stephen E. Roth
                                       -----------------------------------------
                                                  Stephen E. Roth